Exhibit 99.1

Lantheus Appoints Phuong Khanh (P.K.) Morrow, M.D., as New Board Member

BEDFORD, Mass., January 30, 2025 (GLOBE NEWSWIRE) – Lantheus Holdings, Inc. (“Lantheus”) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today announced the appointment of Phuong Khanh (P.K.) Morrow, M.D. to Lantheus’ Board of Directors (“Board”), effective February 1, 2025. Dr. Morrow is an experienced pharmaceutical executive and physician-scientist with deep expertise leading end-to-end clinical development in the field of oncology. As an independent director, Dr. Morrow will serve as a member of the Board’s Science and Technology Committee, where her proven track record in advancing clinical programs and wealth of knowledge in oncology therapeutics development will help guide the success of Lantheus’ strategic initiatives and innovation efforts. Following her appointment, the Board will be comprised of eleven directors, nine of whom are independent.

“Lantheus is excited to welcome P.K. Morrow to our Board of Directors – the second new board appointment in the past five months – during this pivotal period of growth and innovation in radiopharmaceuticals,” said Mary Anne Heino, Chairperson of the Board. “Dr. Morrow’s extensive expertise in drug development and her significant experience in oncology align well with our vision for the future of Lantheus and will be essential in our Purpose to Find, Fight and Follow disease to deliver better patient outcomes.”

“I look forward to joining the Lantheus Board and partnering with a dedicated team of patient-centric leaders who are focused on advancing the Company’s research and development capabilities to support its innovative pipeline,” said Dr. Morrow. “With a strong legacy in precision diagnostics and radiopharmaceuticals and the recent announcement of two strategic deals, I am confident that Lantheus is well-positioned to continue its growth as a fully integrated radiopharmaceutical company, while making an impact on the lives of patients with difficult-to-treat disease.”

Dr. Morrow is currently the Head of the Oncology Therapeutic Area Unit (OTAU) at Takeda, where she is responsible for the company’s oncology R&D strategy and development portfolio. Prior to joining Takeda, Dr. Morrow served as Chief Medical Officer at CRISPR Therapeutics, where she led a cross-functional team of physicians, scientists and development team members, overseeing end-to-end development of clinical programs spanning hematology, oncology, diabetes and cardiovascular diseases states. Dr. Morrow previously spent over a decade at Amgen, where she served as Vice President and Global Therapeutic Area Head of Hematology, GI Oncology, GU Oncology, and Bone Diseases. Before joining the industry, she held the role of Assistant Professor, Department of Breast Medical Oncology at the University of Texas MD Anderson Cancer Center. Dr. Morrow received an M.D. from the University of Texas Medical School at Houston. She completed her internal medicine residency at Baylor College of Medicine and a Hematology/Oncology Fellowship at the University of Texas MD Anderson Cancer Center, where she received the Clifton D. Howe (Fellow of the Year) Award, the American Society of Clinical Oncology Young Investigator Award, and served as the Lyndon Baines Johnson Chief Fellow.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “continue,” “execute,” “will” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

Contacts:

Lantheus

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Senior Director, External Communications

646-975-2533

media@lantheus.com